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August 14, 1998

Patriot American Hospitality, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn: William W. Evans III

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas 75207
Attn: Leslie Ng

Ladies and Gentlemen:

         This letter agreement between Patriot American Hospitality, Inc. (the "REIT") and Wyndham International, Inc., as successor to Patriot American Hospitality Operating Company (the "OPCO") (each a "Company" and collectively, the "Companies"), and UBS AG, London Branch ("UB-LB"), as successor to UBS (as defined), acting through its agent Warburg Dillon Read LLC, modifies and amends, in part, certain of the terms and conditions of that certain Forward Stock Contract, dated December 31, 1997 (the "Forward Agreement") between the Companies and Union Bank of Switzerland, London Branch ("UBS"), as amended. Defined terms not otherwise defined herein shall have the meanings ascribed to them under the Forward Agreement.

         As of July 28, 1998, the average closing price of the Paired Shares was below the first Mandatory Unwind Threshold, and UBS is providing notice to the Companies that a Mandatory Unwind Event occurred. However, the amendments to the Forward Stock Contract contained herein, amend the Mandatory Unwind Thresholds retroactively to July 28, 1998 and through the Maturity Date.

1. "Mandatory Unwind Thresholds," as defined in Section II of the Forward Agreement, shall be deleted in its entirety and replaced as follows:

     Notwithstanding the terms and conditions of the Forward Agreement, the Companies and UBS agree as follows:

                  Mandatory Unwind Threshold              Unwind Share Limit
                  --------------------------              ------------------

                              $16.00                            100.0%

2.  "Maturity Date" shall be October 15, 1998.

3.  a) Section IV shall be deleted in its entirety and replaced as follows:

    IV.   Interim Settlement

    On each Interim Settlement Date, if the Forward Price exceeds the closing price of the Paired Shares on such Interim Settlement Date, then on the Business Day following the Fifth Exchange Trading Day thereafter the Companies shall deliver Cash Collateral to UBS in an amount equal to the Interim Settlement Amount to a Cash Collateral Account of UBS; provided, however, that with the prior written consent of UBS and without affecting the Forward Price (e.g., as if Cash Collateral had been delivered), the Companies may deliver, in lieu of such Cash Collateral, Paired

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    Shares to Warburg Dillon Read LLC for the account of UBS equal to
    125% of the Interim Settlement Shares; provided, further, that no such Paired Shares may be delivered unless they are subject to a registration statement complying with Section III.A 4. above. If either Cash Collateral or Interim Settlement Shares is delivered pursuant to
    Section IV, then during the period between each Interim Settlement Date or between the final Interim Settlement Date and the Maturity Date, the Interim Settlement Amount shall be recalculated and the amount of Cash Collateral (or Interim Settlement Shares, as the case may be) shall be adjusted to equal such recalculated Interim Settlement Amount on a bi-weekly basis.

    b) Subsections A and B of Section V shall be deleted in their entirety and replaced by:

       A. [This subsection intentionally left blank]

       B. [This subsection intentionally left blank]

    c) The first sentence of Subsection C of Section V shall be deleted in its entirety.

4. a) After "Condition Precedent to Physical Settlement" and before "Mandatory Unwind Event" in Section VI, the following shall be added:

       Early Settlements
       with respect to Other
       Substantially Similar
       Transactions:              The Companies agree that (i) prior to the
                                  early settlement, unwind or liquidation of any transaction that is substantially similar to the transaction contemplated by this Forward Stock Contract (an "Other
                                  Transaction" including without limitation the Nationsbank and Paine Webber transactions of approximately $125 million each), the Companies shall promptly, after learning that any such event may occur, give telephone notice (confirmed in writing) of such upcoming settlement, unwind or liquidation, (ii) any such settlement, unwind or liquidation shall constitute a Mandatory Unwind Event under clause (ii) of
                                  "Mandatory Unwind Event" in this Section VI, and (iii) UBS may required all or part of the Transaction to be settled at least coincident with an Other Transaction.


    b) To clause (ii) under "Mandatory Unwind Event" in Section VI, the following shall be added:

         (6) the Companies settle, unwind or liquidate any transaction that is substantially similar to this Transaction, thus giving rise to a Mandatory Unwind Event under "Early Settlements with respect to Other Substantially Similar Transactions" of this Section VI.

         (7) Failure to deliver to UBS on or before September 30, 1998, an effective registration statement as contemplated by
             Section III.A.4. above.

5. The modifications and amendments contemplated by this letter agreement shall not be effective unless this letter agreement is executed by all of the parties hereto on or before August 14, 1998.

6. The agreement of UBS to the modifications and amendments provided for herein shall not constitute or imply any agreement or undertaking to agree to any other modification or agreement with respect to the Forward Agreement.


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Sincerely,


UBS AG, London Branch

By: /s/                                   By: /s/
   ---------------------------               -------------------------------
Name:  Karen Hayes                         Name:  Rob Morgan
Title:                                     Title:

AGREED TO AND ACCEPTED

Patriot American Hospitality, Inc.

By: /s/
   ---------------------------
Name:
Title:

Wyndham International, Inc.

By: /s/
   ---------------------------
Name:
Title:




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